“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE"ACT") OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Original Issue Date: June 13, 2008
Initial Conversion Price (subject to adjustment herein): $0.10

SECOND AMENDED AND RESTATED
11% SENIOR SECURED CONVERTIBLE DEBENTURE
DUE JUNE 13, 2010

FOR VALUE RECEIVED, ICP Solar Technologies, Inc., a Nevada corporation (hereinafter called the "Borrower" or “Company”), hereby promises to pay to the order of ________________________________or its registered assigns (the "Holder") the sum of ________________________________, on June 13, 2010 (the "Maturity Date"), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this "Debenture") is one of an issue of Convertible Debentures issued pursuant to the Securities Purchase Agreement (as defined in Section 1 below) on the Closing Date (collectively, the "Debentures" and such other Convertible Debentures, the "Other Debentures"). This Agreement amends and restates the 11% Senior Secured Convertible Debenture originally dated as of June 13, 2008, as previously amended and restated on or about December 31, 2008.

Except as otherwise expressly provided herein, including but not limited to Section 7(c) below, this Debenture may not be prepaid by the Borrower. All payments due hereunder (to the extent not converted into Common Stock, par value $0.00001 per share, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America provided that, to the extent that any accrued Interest has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid Interest may, upon written notice to the Borrower, be added to the principal amount of this Debenture, in which event Interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. All payments shall be made at the address of the Holder as set forth in the Securities Purchase Agreement (as defined in Section 1 below) or at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

This Debenture is subject to the following additional provisions:

Section 1.     Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in that certain Securities Purchase Agreement, of date even herewith, pursuant to which the Debenture was originally issued (the "Securities Purchase Agreement" or the “Purchase Agreement”), shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

The "Black-Scholes" value of a Warrant or other Option shall be determined by use of the Black Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Warrant or other Option as of such date of request and (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg.

“Bloomberg” shall mean Bloomberg L.P.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“Buyer(s)” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Closing Date” means the Trading Day when (i) all of the Holder’s Transaction Documents have been executed and delivered by the applicable parties thereto, (ii) all conditions precedent to (a) each Holder’s obligations to pay the Subscription Amount and (b) the Company’s obligations to deliver the Debentures and Warrants have been satisfied or waived, and (iii) Holder shall have delivered the purchase price for the Debenture to the Company in accordance with the Securities Purchase Agreement.

"Closing Bid Price," as of any date, means the last bid price of the Common Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if no last bid price of such security is available on the Principal Market for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Company and the Holder.

"Closing Price," as of any date, means the last sale price of the Common Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if no last sale price of such security is available on a securities exchange or trading market where such security is listed or traded as reported by Bloomberg or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Company and the Holder.

“Commission” means the Securities and Exchange Commission.

“Common Stock Equivalents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Conversion Amount" shall have the meaning set forth in Section 3(a)(iv) below.

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

"Debentures" shall be deemed to refer to this Debenture, as originally executed, or if later amended or supplemented, then as so amended or supplemented, all other convertible debentures issued pursuant to the Securities Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

“Default Conversion Sum” shall have the meaning set forth in Section 11(a) below.

“Effective Date” shall mean the date that the initial Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission.

"Eligible Market" shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

“Equity Conditions” shall mean, during each Trading Day of the period in question, (i) the Company shall have duly honored all Conversions which have occurred and with respect to which Conversion Shares are due and issuable by virtue of one or more Notices of Conversion, if any, (ii) all Required Cash Payments (as defined in Section 10(a) below) shall have been paid; (iii) no (A) Events of Default or (B) event that with the passage of time or giving of notice would constitute an Event of Default, have occurred that have not been cured, (iv) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Warrant Shares and other shares issued or issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or such shares may be resold, without restriction, pursuant to Rule 144, (v) the Common Stock is trading on an Eligible Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on an Eligible Market (and the Company believes, in good faith, that trading of the Common Stock on an Eligible Market will continue uninterrupted for the foreseeable future), (vi) such issuance would be permitted in full without violating the Beneficial Ownership Limitation of Section 3(a)(ii) hereof or the rules or regulations of the Eligible Market on which such shares are listed or quoted, (vii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (viii) the Company shall not have been a party to a Major Transaction and there shall not have occurred the public announcement of a pending, proposed or intended Major Transaction which has not been abandoned, terminated or consummated, other than the previously announced potential merger with Ibersol Energia SA, (ix) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information (where for purposes of this Subsection, information shall not be considered to be material non-public information if the Company provides an opinion from its securities counsel, at the Company’s expense, which provides that the information in question does not constitute material, non-public information) and (x) the average daily dollar trading volume of the Common Stock for such period shall have exceeded $125,000.

“Event of Default” shall have the meaning set forth in Section 10.

“Event of Failure” shall mean the occurrence of any event(s) which trigger the accrual of Liquidated Damages.

“Exempt Issuance” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Holders” shall mean the Holder, and the holders of Other Debentures issued pursuant to the Securities Purchase Agreement.

"Indebtedness" shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Interest” shall heave the meaning set forth in Section 2 below.

“Issuable Shares” shall heave the meaning set forth in Section 3(a)(iii) below.

“Late Payment Fees” shall have the meaning set forth in Section 13 below.

“Late Share Delivery Liquidated Damages” shall have the meaning set forth in Section 3(d)(iv) below.

“Legend Removal Failure Liquidated Damages” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Liquidated Damages” means any liquidated damages due hereunder, or under the other Transaction Documents, including but not limited to the Late Share Delivery Liquidated Damages, the Legend Removal Failure Liquidated Damages, the Late Payment Fees and the Registration Failure Liquidated Damages (as defined in the Registration Rights Agreement).

"Market Price," as of any date, means the Volume Weighted Average Price (as defined herein) of the Common Stock during the five (5) consecutive Trading Day period immediately preceding the date in question.

“Major Transaction Redemption Premium” shall mean 125%.

“Mandatory Redemption Premium” shall mean 125%.

"Maximum Monthly Share Amount" means 20% of the aggregate dollar trading volume (as reported by Bloomberg) of the Common Stock on the Principal Market over the twenty (20) consecutive Trading Day period immediately prior to the applicable Interest Payment Date or Monthly Redemption Date, as applicable.

“Monthly Share Payment Restriction” shall have the meaning set forth in Section 2 below.

“Ongoing Share Reservation Requirement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” shall mean the date of the first issuance of any Debenture regardless of the number of transfers of any particular Debenture.

"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Permitted Indebtedness” means (a) Indebtedness evidenced by the Debentures or issuances to the Holders as contemplated by the Transaction Documents; (b) the Indebtedness existing on the Original Issue Date as set forth on Schedule 3(ff) attached to the Securities Purchase Agreement, provided that the principal amount thereof is not increased or the terms thereof are not otherwise amended or modified after the Closing Date; (c) Indebtedness to trade creditors incurred in the ordinary course of business and (d) indebtedness that (i) is expressly junior and subordinated to the Debentures pursuant to a written subordination agreement with the Buyers that is acceptable to each Buyer in its sole and absolute discretion, and (ii) matures at a date later than the Maturity Date, (iii) has no prepayments or amortization payments prior to the maturity of the Debentures, and (iv) has a rate of interest no greater than the interest rate of the Debentures. For purposes of clarification, it is expressly agreed and understood that the classification of Indebtedness as “Permitted Indebtedness” does not cause such Indebtedness to be exempted from the Subsequent Issuance Adjustments (as defined in Section 6 below and as defined in the Warrants), the prohibition against the issuance of Variable Equity Securities (as defined in Section 4(d)(ii) of the Securities Purchase Agreement), the Buyer’s Rights of Participation (as defined in Section 4(d)(iv) of the Securities Purchase Agreement) or from any other provisions of the Transaction Documents, except that Permitted Indebtedness does constitute an exception to the Indebtedness Negative Covenant specified in Section 9(d) hereof.

“Permitted Liens” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

“Redemption” shall mean any redemption of the Debenture hereunder, including but not limited to a Redemption Upon Major Transaction, a Mandatory Redemption, a Capital Raising Redemption, a Lockbox Redemption and an Automatic Redemption.

“Redemption Amount” shall mean any amount that is payable to the Holder pursuant to a Redemption.

“Redemption Date” shall mean the date of any Redemption of the Debenture hereunder.

“Registration Rights Agreement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Registration Statement(s)” shall have the meaning ascribed to it in the Registration Rights Agreement.

“Required Cash Payment” shall have the meaning set forth in Section 10(a) below.

“Required Holders” shall mean Holders holding greater than seventy five percent (75%) of the then outstanding principal amount of Debentures.

“Shares” shall mean the shares of Common Stock issuable upon Conversion of the Debentures.

“Subscription Amount” shall mean, as to each Buyer, the amount to be paid for the Debenture purchased pursuant to the Securities Purchase Agreement as specified in Section 10 of the Securities Purchase Agreement, in United States Dollars and in immediately available funds.

“Subsidiaries” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Trading Day" shall mean any day on which the Common Sock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Transaction Documents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Variable Equity Securities” shall have the meaning ascribed to it in the Securities Purchase Agreement.

The "Volume Weighted Average Price" or “VWAP” for any security as of any date means the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Debentures and the Company or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each Business Day during the period. If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Debentures being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Debentures.

“Warrant” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Warrant Shares” shall have the meaning ascribed to it in the Securities Purchase Agreement.

Section 2.     Interest. The Company shall pay interest (“Interest”) to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of eleven percent (11%) per annum (the “Interest Rate”) from the Original Issue Date (as defined herein) until the same becomes due and payable, whether at maturity or upon acceleration or otherwise. Interest shall commence accruing on the Original Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable monthly (as further described below), in cash or, to the extent not yet paid, at maturity or upon acceleration in accordance with the terms hereof. Payments of Interest shall be due and payable monthly, in arrears, on the first Business Day of each month after the Original Issue Date, (in each case, if not a Business Day, then on the next Business Day) occurring after the Original Issue Date, (ii) on each Conversion Date (as defined in Section 3(d))(as to that principal amount then being converted), (iii) on each Redemption Date, and (iv) on the Maturity Date (as defined above) (each such date, an “Interest Payment Date”). Upon five (5) Trading Days advance written notice to the Holder, provided that the Equity Conditions (as defined in Section 1 above) have been met on each of the twenty (20) Trading Days immediately preceding the date of payment of Interest Payment Shares (as defined below) and provided that Interest is paid timely, the Company may pay the Interest payable on this Debenture with registered, free-trading shares of Common Stock (as defined below)(“Interest Payment Shares”) with an attributed value per share equal to the Interest Share Conversion Price as calculated on the Interest Payment Date that such Interest is due to be paid hereunder (the “Interest Conversion Price”), or as calculated on the date that such Interest Payment Shares are delivered to the Holder, whichever is less.

Notwithstanding anything herein to the contrary herein, the Company shall not be entitled to pay Interest in shares of Common Stock if, and to the extent that, in the sole determination of the Holder, the issuance of such shares of Common Stock would cause the Beneficial Ownership Limitation of Section 3(a)(ii) to be exceeded. In the event the Company provides notice of its intention to pay interest in shares of Common Stock and because of the Beneficial Ownership Limitation it is unable to issue such shares of Common Stock to the Holder, the Holder, upon the Company’s written request, must promptly provide documentation to the Company demonstrating that the Beneficial Ownership Limitation would be exceeded by payment of Interest in shares of Common Stock.

Furthermore, upon the occurrence of an Event of Default (as defined in Section 10 hereof) which, if curable, has remained uncured for ten (10) Trading Days, the Company will pay interest to the Holder, payable on demand, on the outstanding principal balance of and unpaid interest on the Debenture from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of eighteen percent (18%) and the maximum applicable legal rate per annum.

Section 3.     Conversion.

(a) Conversion Right.

(i) Conversion Timing and Amount. Subject to the limitations on Conversion contained herein, the record Holder of this Debenture shall have the right (a “Conversion Right”) from time to time, and at any time on or after the Original Issue Date hereof to convert any of all of the Debentures (plus any accrued and unpaid Interest, Liquidated Damages and other Required Cash Payments) into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 3(b) below, subject to adjustment as provided herein) determined as provided herein (a "Conversion"). The Conversion Rights set forth in this Section 3 shall remain in full force and effect immediately from the Original Issue Date until the Debenture is paid in full regardless of the occurrence of an Event of Default.

 (ii) Limitation On Conversion. Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon Conversion of which (nor shall the Company be 9 permitted to pay Interest or any Monthly Redemption in shares of Common Stock to the extent that) the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, the unexercised Warrants or the unexercised or unconverted portion of any other security of the Company subject to a limitation on Conversion or exercise analogous to the limitations contained herein)(the “Beneficially Owned Shares”) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of the Debenture with respect to which the determination of this proviso is being made or upon the payment of Interest in shares of Common Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (the “Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder (the “Beneficial Ownership Limitation”). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso in the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by the Company, that the issuance of the shares in such Notice of Conversion will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), or in the event that Default Shares are being issued to the Holder pursuant to Section 11 hereof, then the Maximum Percentage shall be automatically increased immediately after such Offer to read “9.99%” each place that “4.99%” occurs in the first paragraph of this Section 3(a)(ii) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. The Beneficial Ownership Limitation provisions of this Section 3(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than sixty-one (61) days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% and not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 3(a)(ii) shall continue to apply. Any such increase or decrease to the Maximum Percentage will apply only to the Holder and not to any other holder of Debentures. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder, provided that, if an Event of Default occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 3(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 3(a)(ii) shall continue to apply. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(a)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(iii) Maximum Exercise of Rights. In the event the Holder notifies the Company that the exercise of the rights described in this Section 3 or the issuance of Interim Conversion Shares (as defined in Section 6(d) hereof), Payment Shares (as defined in the Securities Purchase Agreement) or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of Common Stock that would exceed the maximum amount that may be issued to a Holder calculated in the manner described in Section 3(a)(ii) of this Agreement, then the issuance of such additional shares of Common Stock to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount calculated in the manner described in Section 3(a)(ii) of this Agreement. The determination of when such Common Stock may be issued without violating the Beneficial Ownership Limitations shall be made by each Holder as to only such Holder.

(iv) Calculation of Conversion Amount. The number of shares of Common Stock to be issued upon each Conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term "Conversion Amount" means, with respect to any Conversion of the Debenture, the sum of (1) the principal amount of the Debenture to be converted in such Conversion, PLUS (2) all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the Conversion Date (as defined in Section 3(d) hereof), PLUS (3) at the Holder's option, any Liquidated Damages and other Required Cash Payment owed to the Holder.

(b) Conversion Price. The "Conversion Price" shall initially equal ten cents ($0.10)(the "Initial Conversion Price")(subject to adjustments pursuant to the terms of this Debenture and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any Subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

(c) Reservation of Shares.

(i) Increase and Maintenance of Authorized and Reserved Amount. The Company represents that the aggregate number of its authorized shares of Common Stock is at least 100,000,000 shares and covenants that it will initially reserve (the “Initial Share Reservation”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150% of the initial principal amount of this Debenture, divided by the Conversion Price in effect on the Original Issue Date of this Debenture, free from preemptive rights, to provide for the issuance of Common Stock upon the Conversion of this Debenture.

Company further covenants that, beginning on the Original Issue Date hereof, and continuing until all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “Required Debenture Reserve Amount”), free from preemptive rights, equal to 150% of the number of shares as shall from time to time be necessary to provide for the issuance of Common Stock upon the full Conversion of all of the Debentures (without regard to any limitations on conversions) and full exercise of all of the Warrants (without regard to any limitations on exercises). The Company shall authorize and reserve such additional amounts (together with the Required Debenture Reserve Amount, collectively referred to as the “Required Reserve Amount”) of shares from time to time as necessary to comply with the Company's obligations to meet the Ongoing Share Reservation Requirements (as defined in the Securities Purchase Agreement) pursuant to Section 4(e) of the Securities Purchase Agreement. The Company represents that upon issuance, such Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debenture shall be convertible at the then applicable Conversion Price, or if the Conversion Price shall be adjusted, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding portion of this Debenture.

(ii) Insufficient Authorized Shares. If at any time while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debentures and exercise of the Warrants at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures and Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

The Company shall use its best efforts to authorize and reserve a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full Conversion of the outstanding amount of the Debenture and full exercise of the outstanding amount of Holder’s Warrants, based upon the Holder’s Reserved Share Allocation (as defined below) (as defined below). The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the date of such authorization and the amount of the Holder's accrued Liquidated Damages.

(iii) Allocations of Reserve Amount. The initial number of shares of Common Stock authorized and reserved for conversions of the Debentures and exercise of the Warrants and each increase in the number of shares so reserved (collectively, the “Actual Reserved Amount”) shall be allocated pro rata among the Holders (the "Reserved Share Allocation") of the Debentures based on the aggregate number of Shares into which each Holder’s outstanding Debenture would be convertible and into which each Holder’s outstanding Warrants would be exercisable at the time of the increase (collectively, the “Fully Diluted Holdings”) as a percentage of the aggregate Fully Diluted Holdings of all of the Holders. In the event a holder shall sell or otherwise transfer such Holder’s Debenture, each transferee shall immediately be allocated a pro rata portion of such transferor’s Reserved Share Allocation. Any portion of the Reserved Share Allocation which remains allocated to any Person or entity which does not hold any Debenture shall be allocated to the remaining holders of Debentures, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(d) Method of Conversion.

(i) Mechanics of Conversion. Subject to Section 3(a) and the other provisions of this Debenture, this Debenture may be converted into Common Stock by the Holder in whole or in part at any time and from time to time after the Original Issue Date, by (A) submitting to the Company a duly executed notice of Conversion in the form attached hereto as Exhibit A ("Notice of Conversion") by facsimile dispatched prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Company on the date specified therein as the Conversion Date) to the office of the Company; which notice shall specify the principal amount of this Debenture to be converted (plus the dollar amount of any accrued but unpaid Interest, Liquidated Damages, and other Required Cash Payments that the Holder elects to convert into Common Stock), the applicable Conversion Price, and the number of shares of Common Stock issuable upon such Conversion; and (B) subject to Section 3(d)(vii), surrendering the Debenture at the principal office of the Company.

(ii) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Company or its transfer agent (“Transfer Agent”) before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion (or a facsimile thereof) is first received by the Company or its Transfer Agent. The Person or Persons entitled to receive the shares of Common Stock issuable upon Conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date.

(iii) Delivery of Common Stock Upon Conversion. Upon submission of a Notice of Conversion, the Company shall, by no later than the third (3rd) Business Day after the Conversion Date (the "Conversion Shares Delivery Deadline"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock (“Conversion Shares”) for the principal amount of this Debenture (plus the dollar amount of any accrued but unpaid Interest, Liquidated Damages, and other Required Cash Payments that the Holder elects to convert into Common Stock) converted as shall be determined in accordance herewith. Upon the Conversion of this Debenture, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company's Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other Persons as designated by Holder and in such denominations to be specified at Conversion representing the number of shares of Common Stock issuable upon such Conversion. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent of the Common Stock and that the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being issued during the effectiveness of, and will be sold pursuant to, an effective registration statement covering the Shares or are eligible for resale pursuant to Rule 144 or another exemption from registration.

(iv) Delivery Failure; Partial Liquidated Damages; Revocation of Conversion. If the Company fails for any reason to deliver to the Holder a certificate or certificates representing the Conversion Shares pursuant to Section 3(d)(iii) by the fifth (5th) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such fifth (5th) Trading Day until such certificates are delivered (the “Late Share Delivery Liquidated Damages”). Nothing herein shall limit a Holder’s right to pursue actual damages or damages for an Event of Default pursuant to the terms hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the Conversion Shares Delivery Deadline, or fails to effect delivery of Default Shares by the Default Share Delivery Deadline (as defined in Section 11 hereof) (each, a “Delivery Failure”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “Conversion Revocation”) or rescind all or part of a Default Conversion Notice (as defined in Section 11) (a “Default Conversion Revocation”) or rescind all or part of a Major Transaction Conversion Notice (as defined in Section 4) (a “Major Transaction Conversion Revocation”) or rescind all or part of the notice of Redemption, including but not limited to a notice of Mandatory Redemption (a “Redemption Revocation”), as applicable, by delivery of a notice to such effect to the Company whereupon the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company.

(v) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion, or Upon Submission for Legend Removal. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates (without legends, if the Unrestricted Conditions have been met) by the Conversion Shares Deliver Deadline pursuant to Section 3(d)(iii), or if at any time the Holder submits shares of Common Stock for legend removal when the Unrestricted Conditions have been met, and the Company fails to deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends by the applicable Legend Removal Date, and if after such Conversion Shares Deliver Deadline or Legend Removal Date, as applicable, the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Conversion Shares Deliver Deadline or Legend Removal Date, as applicable (each, a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock so purchased multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, if applicable, either reinstate (or if necessary, reissue) the portion of the Debenture for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 3(d)(iii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Debenture as required pursuant to the terms hereof.

(vi) Surrender of Debenture Upon Conversion; Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender the Debenture to the Company unless all of this Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company promptly following the Conversion Date at issue. The Holder and the Company shall maintain records showing the amount of this Debenture that is so converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon each such Conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.

(vii) No Fractional Shares. If any Conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of this Debenture shall be the next higher number of shares.

(xiii) Lost or Stolen Debentures. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver a new Debenture of like tenor and date.

(e) Legends.

(i) Restrictive Legends. The Holder understands that the Debentures and, until such time as Conversion Shares and any other Issued Common Shares (as defined in the Securities Purchase Agreement) have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and any other Issued Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

(ii) Removal of Legends. The Company will issue and deliver the Conversion Shares without restrictive legends (including the legend set forth above in this Section 3(e)), and will remove, or cause its Transfer Agent to remove at the Company’s expense, any restrictive legends on any Conversion Shares that contain restrictive legends (including the legend set forth above in this Section 3(e)), in each case when and as required under Section 6(a) of the Securities Purchase Agreement. The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(f) DTC Delivery. In lieu of delivering physical certificates representing the unlegended shares of Common Stock (the “Unlegended Shares”), provided the Company’s Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, so long as the certificates therefor are not required to bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described herein shall likewise apply to the electronic transmittals described herein.

(g) Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the portion of the Debenture covered thereby (other than the portion, if any, pursuant to the Conversion of which shares cannot be issued because their issuance would exceed such Holder's allocated portion of the Required Reserve Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any Liquidated Damages or other remedies provided herein or in the Transaction Documents or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Debenture, including but not limited to the remedies provided in Section 3(d)(iv), Section 3(d)(vi), Section 11 and Section 14 hereof. Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation, a Default Conversion Revocation or a Redemption Revocation pursuant to Section 3(d)(iv) hereof, the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portion of this Debenture as specified in Section 3(d)(iv) and the Company shall, as soon as practicable, return such unconverted portion of this Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of the Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Liquidated Damages to the extent required hereby for such Event of Failure and any subsequent Event of Failure and the right to receive the Default Amount pursuant to Section 11 to the extent required thereby) for the Company's failure to convert this Debenture.

(h) Pro Rata Conversion. In the event that the Company receives a Conversion Notice from more than one holder of Debentures for the same Conversion Date and the Company can convert some, but not all, of such portions of the Debentures submitted for conversion, the Company shall convert from each holder of Debentures electing to have Debentures converted on such date a pro rata amount of such holder's portion of its Debentures submitted for conversion based on the principal amount of Debentures submitted for conversion on such date by such holder relative to the aggregate principal amount of all Debentures submitted for conversion on such date.

Section 4.     Rights Upon Major Transaction or Change of Entity Transaction.

(a) Definitions. For purposes hereof,

“Change of Entity Transaction” means (i) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, in one or a series of transactions (A) following which the holders of Common Stock immediately preceding such consolidation, merger, change of shares, recapitalization, reorganization, business combination or event either (1) no longer hold a majority of the shares of Common Stock of the Company or (2) no longer have the ability to elect a majority of the board of directors of the Company or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity.

“Sufficient Trading Characteristics” shall mean that the average daily dollar trading volume of the common stock of such entity on its primary exchange or market is equal to or in excess of $100,000 for the 90th through the 31st day prior to the public announcement of the transaction in respect of which this definition shall be applied.

“Permissible Change of Entity Transaction” shall mean a Change of Entity Transaction where the Successor Entity (as defined below) (A) is a publicly traded Company whose common stock is quoted on or listed for trading on an Eligible Market, (B) has Sufficient Trading Characteristics (as defined above) and (C) meets the Assumption Requirements (as required in Section 4(b) below), or any other Change of Entity Transaction with respect to which the Holder provides the Company with a Major Transaction Approval Notice (as defined in subsection (d) immediately below).

“Impermissible Change of Entity Transaction” shall mean a Change of Entity Transaction which does not qualify as a Permissible Change of Entity Transaction.

“Major Transaction” means

(i) an Impermissible Change of Entity Transaction; and

(ii) the sale or transfer of more than 40%, in the aggregate, of the properties or assets of the Company to another Person or Persons in any rolling 12 month period (an “Asset Sale”); and

(iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(b) Assumption Upon Permissible Change of Entity Transaction. The Company shall not, so long as any of the Debentures remain outstanding, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Change of Entity Transaction (in each case, an “Successor Entity”), assumes (an “Assumption”) in writing all of the obligations of the Company under the Debenture and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Debentures in exchange for such Debentures a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and Interest rate of the Debentures held by such holder, having similar conversion rights as the Debentures (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions) and having similar priority to the Debentures, and satisfactory to the Required Holders. Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of the Debenture referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Debenture with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of the Debentures at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Debentures prior to such Change of Entity Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of the Debenture. The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the conversion of the Debenture. The requirements of this Section 4(b) are referred to herein as the “Assumption Requirements.”

(c) Notice of Transaction. At least thirty (30) days prior to the consummation of a Major Transaction or Change of Entity Transaction, but not prior to the public announcement of such transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Transaction Notice"), which notice shall specify the nature and terms of the proposed transaction (including notice of whether or not such transaction constitutes a Major Transaction) and nature of the Successor Entity (if any).

(d) Redemption Right Upon Major Transaction. At any time during the period beginning after the Holder's receipt of a Transaction Notice and ending on the Trading Day immediately prior to the consummation of such Major Transaction, the Holder may require the Company to redeem (a “Redemption Upon Major Transaction”) all or any portion of the Holder’s Debenture by delivering written notice thereof ("Major Transaction Redemption Notice") to the Company, which Major Transaction Redemption Notice shall indicate the aggregate principal amount of Debentures (the “Redemption Principal Amount”) that the Holder is electing to be redeemed. Unless otherwise indicated by the Holder to the Company in writing, in the event that the holder does not provide a Major Transaction Redemption Notice to the Company, the Holder shall be deemed to have delivered a Major Transaction Redemption Notice, on the last day such notice is allowable, requiring the Company to redeem 100% of the Holder’s Debenture. The Redemption Principal Amount of Debentures subject to redemption pursuant to this Section 4(d) shall be redeemed by the Company in cash at a price (the "Major Transaction Redemption Price") equal to the greater of:

(i) the product of (A) the sum of the Redemption Principal Amount being redeemed and any accrued and unpaid Interest with respect to such Redemption Principal Amount, and any accrued and unpaid Liquidated Damages and any other Required Cash Payments (such amounts in addition to the Redemption Principal Amount are referred to herein as the “Supplementary Amounts”), and (B) the quotient determined by dividing (x) the greater of (I) the Market Price of the Common Stock immediately following the public announcement of such proposed Major Transaction and (II) the Market Price on the date that the Major Transaction Redemption Price is paid to the Holder, by (y) the Conversion Price,

and

(ii) the sum of (A) the Major Transaction Redemption Premium multiplied by the Redemption Principal Amount being redeemed, plus (B) the Supplementary Amounts.

(e) Escrow; Payment of Major Transaction Redemption Price. The Company shall not effect a Major Transaction unless it shall first place, or shall cause the Successor Entity to place, into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price. Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Debenture.

(f) Injunction. In the event that the Company attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (e) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

(g) Mechanics of Redemptions Upon Major Transactions. Redemptions required by this Section 4 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to shareholders in connection with a Major Transaction. To the extent redemptions required by this Section 4(g) are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Major Transaction Redemption Price (together with any Supplementary Amounts thereon) is paid in full, the Redemption Principal Amount submitted for redemption under this Section and the Supplementary Amounts may be converted (a “Major Transaction Conversion”), in whole or in part, by the Holder into shares of Common Stock upon written notice (“Major Transaction Conversion Notice”) to the Company (or the Successor Entity, if applicable), or in the event the Conversion Date is after the consummation of a Change of Entity Transaction (as defined above), into shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 4(b). Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the period from the date of the Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be a conversion (instead of a Redemption) of a portion of the Debenture that would have been subject to such Redemption, and any amounts of this Debenture converted from time to time during such period shall be converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the Redemption Principal Amount (as defined above) and any Supplementary Amounts that are subject to such redemption. The parties hereto agree that in the event of the Company's redemption of any portion of the Debenture under Section 4(d), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under Section 4(d) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

Section 5.     Effect of Certain Events.

(a) Participation. The Holder, as the holder of the Debenture, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had completely converted the Debenture into Common Stock (without regard to any limitations on Conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(b) Voting Rights. The Holder shall obtain common shareholder voting rights with respect to the number of shares of Common Stock held by the Holder plus the number of shares of Common Stock issuable pursuant to Conversions of the Debenture at any given time (subject to the Beneficial Ownership Limitations).

(c) Rights Upon Issuance of Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete Conversion of the Debenture (without taking into account any limitations or restrictions on the convertibility of the Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

Section 6.     Adjustment Upon Issuance of Shares of Common Stock or Common Stock Equivalents and Certain Other Events; Notice of Adjustment; Notice Failure Adjustment. If the Company issues or sells, or in accordance with this Section 6 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Exempt Issuance) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. The adjustments required by this paragraph and by Sections 6(a) – 6(d) below are referred to in the singular, as a “Subsequent Issuance Adjustment,“ and collectively as “Subsequent Issuance Adjustments.” For purposes of determining the adjusted Conversion Price under this Section 6, the following shall be applicable:

(a) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 6(a), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.

(b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 6(b), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. In the case of a Convertible Security which is accompanied by Options (collectively, a “Unit”), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange of such Convertible Security” shall equal (i) the consideration deemed received in exchange for the Convertible Security, as determined in accordance with subsection 6(d) below, divided by (ii) the total number of shares into which such Convertible Security is convertible or exchangeable (notwithstanding any contractual limitation on the timing or amount of conversions).

(c) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price and the number of Conversion Shares in effect at the time of such increase or decrease shall be adjusted to the Conversion Price and the number of Conversion Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6(c), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Debenture are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 6 shall be made if such adjustment would result in an increase of the Conversion Price then in effect or a decrease in the number of Conversion Shares.

(d) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, the Options will be deemed to have been issued for their Black Scholes value, and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(e) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(f) Subsequent Rights Offerings. If the Company, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Base Rights Offering Price”) that is lower than the Conversion Price then in effect, then the Conversion Price shall be reduced (but not increased) to the Base Rights Offering Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(g) Milestone Adjustments. If the Company shall have failed (each a “Milestone Failure”) to meet or exceed any of the milestone goals (“Milestone Goals”) that are set forth on Schedule 6(g) annexed hereto for the following period (a “Milestone Period”): the twelve (12) month period ending April 30, 2009 (a “Milestone Date”), as reported in the Company’s Form 10-Q (or Form 10-K, if applicable) for such fiscal period, then the Conversion Price shall be reduced (but not increased) (each, a “Milestone Adjustment”) to equal the lesser of (a) the Conversion Price then in effect, (b) the Market Price as determined on the applicable Milestone Date, or (c) the Market Price as determined on the date (each, a “Milestone Adjustment Date”) that is five (5) Trading Days after the date that Company files its next Form 10-Q (or Form 10-K, if applicable) with the Commission following the end of the applicable Milestone Period (the “Milestone Adjustment Price”).

Each such adjustment shall be effective as of the first day following each Milestone Date (by way of example, if the Milestone Goals are not met for the Milestone Period ending October 31, 2008, the reduction is effective immediately on November 1, 2008). As to any Conversions by the Holder that occurred following the end of a Milestone Period but prior to the date the Company’s periodic report was filed (“Interim Period”), the Company shall retroactively send the Holder additional Conversion Shares (“Interim Conversion Shares”) within 3 Trading Days of the date of the applicable filing if an adjustment is required hereunder (provided that to the extent any such shares would cause the Beneficial Ownership Limitation to be exceeded, such excess shares shall not be issued and delivered until such time as such shares may be so issued without exceeding the Beneficial Ownership Limitation). The number of additional Conversion Shares issued shall be equal to the number of Conversion Shares receivable from such Conversions based on the adjusted Conversion Price less any Conversion Shares previously received on account of such Conversions. Any subsequent restatements of the Company’s financials shall require similar retroactive issuances if the aforementioned events are subsequently deemed to have occurred. The Company shall provide written notice to the Holder no later than 1 Business Day following the Company’s filing of the applicable periodic report with the Commission, indicating therein the new Conversion Price and the revenue for the applicable Milestone Period. In the event that there is an adjustment to the Conversion Price pursuant to any other provision under this Debenture during the Interim Period, the Conversion Price shall be the lower of (i) the Conversion Price as adjusted pursuant to the other provisions of this Debenture and (ii) the new Conversion Price as determined hereunder. Notwithstanding anything herein to the contrary, (i) the provision shall only have the effect of reducing the Conversion Price and (ii) each adjustment shall be permanent notwithstanding future Revenue or the achievement of any other milestones and cumulative with any other adjustments hereunder.

(h) Adjustments to Conversion Price During Major Announcements. Notwithstanding anything contained in this Debenture to the contrary, in the event the Company makes any public announcement (the date of such announcement is hereinafter referred to as the “Announcement Date”) anytime during the period beginning five (5) Business Days before any Milestone Adjustment Date and ending five (5) Business Days after such Milestone Adjustment Date (the “Protected Period”), then the “Milestone Adjustment Price” for such Milestone Adjustment shall equal the lesser of (X) the Milestone Adjustment Price as determined pursuant to Section 6(g) above, (Y) the Market Price as determined on the Trading Day immediately preceding the Announcement Date and (Z) the Market Price as determined on the date that is ten (10) Trading Days after the Announcement Date.

(i) Pro Rata Distributions. If the Company, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 6(a) – 6(d) above), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(j) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(k) Notice of Dilutive Issuances and Adjustments; Notice Failure Adjustment. The Company shall notify the Holder in writing, no later than one (1) Business Day following any Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms (such notice, the “Dilutive Issuance Notice”). In the event that the Company fails to provide the Holder with a Dilutive Issuance Notice within five (5) Business Days of any Dilutive Issuance (the “Dilutive Issuance Notice Deadline”), the Conversion Price shall be permanently reduced (but not increased) on the Dilutive Issuance Notice Deadline, and on the same day of each calendar month thereafter until such notice is given (each, a “Notice Failure Adjustment Date”), or in each case if not a business day, then on the next business day (each, a “Notice Failure Adjustment”) to a price equal to the lesser of (a) the Conversion Price then in effect or (b) 100% of the VWAP for five (5) trading day period immediately preceding the applicable Notice Failure Adjustment Date (collectively, the “Notice Failure Adjustment Price”).

The Company shall notify the Holder in writing, no later than one (1) Business Day following any Milestone Adjustment Date, indicating therein the applicable Milestone Adjustment Price (such notice, a “Milestone Adjustment Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice or a Milestone Adjustment Notice pursuant to this Section 6(k), upon the occurrence of any Dilutive Issuance or Milestone Adjustment, the Holder is entitled to receive a number of Conversion Shares based upon the Conversion Price (as adjusted) on or after the date of such Dilutive Issuance or Milestone Adjustment, as applicable, regardless of whether the Holder accurately refers to the Conversion Price (as adjusted) in the Notice of Conversion. Whenever the Conversion Price is adjusted pursuant to this Section 6 or otherwise, the Company shall promptly mail to the Holder a notice (a “Conversion Price Adjustment Notice”) setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. For purposes of clarification, whether or not the Company provides a Conversion Price Adjustment Notice pursuant to this Section 6(k), upon the occurrence of any event that leads to an adjustment of the Conversion Price, the Holders are entitled to receive a 27 number of Conversion Shares based upon the new Conversion Price, as adjusted, for Conversions occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

(l) Notice to Allow Conversion by Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 7.     Automatic Redemption at End of Term; Monthly Redemption.

(a) Automatic Redemption at End of Term. Any Debenture that has not been submitted for Conversion into Common Stock and has not been subjected to a Default Notice by midnight, New York City time, on the Maturity Date (the “Automatic Redemption Date”), shall be automatically redeemed (“Automatic Redemption”) for a redemption price, in cash, equal to the outstanding principal amount of this Debenture, plus all accrued and unpaid Interest, Liquidated Damages and other Required Cash Payments (the “Automatic Redemption Amount”). The Automatic Redemption Amount shall be due and payable within five (5) Trading Days of the Automatic Redemption Date.

(b) Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem an amount of the Debenture equal to the Monthly Redemption Amount (each, a “Monthly Redemption”). The Monthly Redemption Amount is payable on each Monthly Redemption Date in cash; provided, however, as to any Monthly Redemption and upon twenty (20) Trading Days’ prior written irrevocable notice (the “Monthly Redemption Notice”), in lieu of a cash redemption payment the Company may elect to pay all or part of a Monthly Redemption Amount in shares of Common Stock (the “Monthly Redemption Shares” (such number of shares to be paid on a Monthly Redemption Date in Monthly Redemption Shares, the “Monthly Redemption Share Amount”) based on a conversion price equal to the Monthly Redemption Share Conversion Price (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) but subject to the Monthly Share Payment Restriction (as defined below); provided, further, that the Company may not pay the Monthly Redemption Amount in Monthly Redemption Shares unless, on each day from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly Redemption is paid in full, the Equity Conditions have been satisfied, unless waived in writing by the Holder. The Holder may convert, pursuant to Section 3(b), any principal amount of this Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder are due and paid in full. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the applicable Monthly Conversion Period until the date the Monthly Redemption Amount is paid in full shall be first applied to the principal amount subject to the Monthly Redemption Amount payable in cash and then to the Monthly Redemption Share Amount. Any principal amount of this Debenture converted during the applicable Monthly Conversion Period in excess of the Monthly Redemption Amount shall be applied against the last principal amount of this Debenture scheduled to be redeemed hereunder, in reverse time order from the Maturity Date. The Company covenants and agrees that it will honor all Notice of Conversions tendered up until such amounts are paid in full. The Company’s determination to pay a Monthly Redemption in cash, shares of Common Stock or a combination thereof shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement. At any time the Company delivers a notice to the Holder of its election to pay the Monthly Redemption Amount in shares of Common Stock, the Company shall file any legally required prospectus supplement pursuant to Rule 424 disclosing such election. Each Monthly Redemption Notice shall specifically set forth the manner in which the Company intends to pay the applicable Monthly Redemption Amount (i.e., the amount to be paid in cash and/or the amount to be paid in Common Stock). Notwithstanding the above, the Holder, at its option upon written notice to the Company, may defer any one or more Monthly Redemptions until the Maturity Date, in which case the Monthly Redemption Date for that Monthly Redemption Amount shall be the Maturity Date.

For purposes hereof,

“Monthly Redemption Amount” shall mean the principal amount of this Debenture that remains outstanding as of May 31, 2009, divided by thirteen (13).

“Monthly Redemption Date” means the 1st Business Day of each month, commencing immediately upon June 1, 2009, and continuing until this Debenture is fully redeemed or converted.

“Monthly Redemption Share Conversion Price” shall mean the lesser of (i) 85% of the average of the three (3) lowest Closing Bid Prices of the Common Stock over the twenty (20) Trading Day period ending on the Trading Day immediately preceding the applicable Monthly Redemption Date, or (ii) the Conversion Price then in effect.

Notwithstanding anything to the contrary herein, the Corporation may not issue a number of shares of Common Stock in excess of the Maximum Monthly Share Amount toward the payment of Interest and Monthly Redemption Amounts, in the aggregate, for all of the Debentures including but not limited to the Other Debentures, in the aggregate, during any rolling twenty (20) Trading Day period, such shares to be prorated among the Holders based upon the original principal amount of each Holder’s Debenture in relation to the aggregate original principal amount of all Debentures issued pursuant to the Securities Purchase Agreement)(collectively, the “Monthly Share Payment Restriction”).

(c) Redemption Upon Capital Raising Transaction. So long the Debenture remains outstanding, anytime that the Company closes on any capital raising transaction, the Company shall cause twenty five percent (25%) of the proceeds of such transaction to be paid, directly out of the escrow for such transaction, pro rata to each Buyer, based upon the amount of each Buyer’s Debenture outstanding as of the date of the Amendment Agreement between the Company and the Buyers dated on or about December 31, 2008), and such funds shall be applied first toward interest due on the Debentures, next toward reduction of the principal amount of the Debentures, until paid in full, and any remaining amounts shall be disbursed to the Company (each such payment, a “Capital Raising Redemption”). For purposes of clarification, a Capital Raising Redemption shall not decrease or replace any Monthly Redemption Amount that is otherwise due.

(d) Redemption Upon Receipt of Payments from the Lockbox Account. Any receipt by a Buyer of any payment from the Lockbox Account or from the associated Sweep Account (as each such term is defined in the Amendment Agreement between the Company and the Buyers dated on or about December 31, 2008) shall be considered to constitute a payment by the Company which shall be applied first toward interest due on the Debentures, and next toward the payment of the any other outstanding principal amount of the Debentures (each such payment, a “Lockbox Redemption”), until paid in full, and any amounts remaining after all outstanding principal amounts of the Debentures have been paid in full shall be disbursed to the Company. For purposes of clarification, a Lockbox Redemption shall not decrease or replace any Monthly Redemption Amount that is otherwise due.

Section 8.     Senior Debt; Secured Obligation.

(a) Senior Debt; Priority. The Debentures shall constitute senior debt of the Company. There is no debt currently outstanding that is senior to the Debentures except as otherwise set forth on Schedule 8(a). All future debt issued by the Company or any Subsidiary shall be subordinated and junior to the Debentures. Neither the Company nor any Subsidiary shall, without the written permission of the Holder, issue any other debt that is senior to, or pari passu with, the Debentures. From the Original Issue Date of the Debentures through the date that all of the Debentures have been paid in full or converted in full, before entering into, or permitting any Subsidiary to enter into, any future debt with a third party, the Company shall first obtain a subordination agreement, satisfactory to Holder, from the proposed debt holder.

(b) Secured Obligation. The obligations of the Company under this Debenture are secured by all assets of the Company and its Subsidiaries pursuant to the Security Agreement (“Security Agreement”) of date even herewith, between the Company, certain of the Subsidiaries of the Company and the Secured Parties (as defined therein).

Section 9    . Certain Negative Covenants; Misc. Without the prior written consent of the Required Holders, for so long as any of the Debentures remain Outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a) (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (ii) directly or indirectly or through any Subsidiary of the Company make any other payment or distribution in respect of its capital stock. For purposes hereof, each Debenture or any portion thereof shall be deemed to be “Outstanding” until such time as it has been converted, redeemed or otherwise satisfied in accordance with its terms.

(b) redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, other than as to the Conversion Shares or Warrant Shares as permitted under the Transaction Documents.

(c) by amendment of its charter documents, including but not limited to the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Debenture, and will at all times in good faith carry out all of the provisions of the Debenture and take all action as may be required to protect the rights of the Holder of the Debenture.

(d) other than Permitted Indebtedness (as defined herein), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom (the “Indebtedness Negative Covenant”);

(e) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(f) enter into any transaction with any Affiliate (as defined in the Securities Purchase Agreement) of the Company, except with respect to standard employment arrangements with officers and directors and employees of the Company;

(g) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness, if at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(h) make any payment on any indebtedness owed to officers, directors or Affiliates; or

(i) enter into any agreement with respect to any of the foregoing.

Section 10.     Events of Default.

Unless waived by the Required Holders, each of the following events shall be considered to be an "Event Of Default":

(a) Failure to Make Cash Payments When Due. The Company fails to pay (each, a “Payment Failure”) any cash payments due to the Holder under the terms of this Debenture when due under this Debenture, whether on an interest or dividend payment due date, at maturity, upon mandatory prepayment, upon acceleration, upon an Event of Failure, or upon any Redemption (including but not limited to a Capital Raising Redemption or a Lockbox Redemption) or otherwise or fails to pay any Liquidated Damages or other cash payments that are due and owing under this Debenture, the Securities Purchase Agreement, the Registration Rights Agreement, a Warrant or any other Transaction Document when due, including but not limited to all accrued and unpaid Interest and Redemption Amounts, and accrued and unpaid Interest thereon (each cash payment referred to above is referred to as a “Required Cash Payment”), or fails to pay any late fees accrued on any of the above, and such Payment Failure continues for a period of ten (10) days after the applicable due date; or

(b) Conversion and Delivery of the Shares. The Company (i) fails to issue and deliver shares of Common Stock to the Holder upon exercise by the Holder of the Conversion Rights of the Holder in accordance with the terms of this Debenture by the fifteenth (15th) Business Day after the Conversion Date, or (ii) fails for a period of ten (10) Business days to transfer or cause its Transfer Agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued or issuable to the Holder upon Conversion of the Debenture as and when required by the terms of this Debenture or upon exercise the Warrant as and when required by the terms of the Warrant; or

(c) Failure to Effect and Maintain Registration. If (i) the Company fails to file any Registration Statement or Additional Registration Statement within 45 days of the date that such filing is required under the Registration Rights Agreement, or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within ten (10) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) during the Registration Period (as defined in the Registration Rights Agreement), either (A) the effectiveness of the Registration Statement lapses for any reason outside of the Company’s ability to reasonably cure or (B) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) either under the Registration Statement or under Rule 144 for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar or other material transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 10(c)(iii), or (iv) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise provide a commercially reasonable written response to any comments (“SEC Comments”) made by the Commission in respect of such Registration Statement within 20 days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective; or

(d) Breach of Covenants. The Company breaches any material representation, warranty, covenant or other term or condition of this Debenture, or any of the other Transaction Documents in any material respect, such breach has a material adverse effect on the Buyer and such breach is not cured by the earlier to occur of (i) five (5) Trading Days after written notice of such breach to the Company from the Holder and (ii) ten (10) Trading Days after the Company has become or should have become aware of such breach; or

(e) Breach of Representations and Warranties. Any material representation or warranty of the Company made herein, in any of the Transaction Documents or in any agreement, statement or certificate given in writing pursuant hereto (including, without limitation, pursuant to the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement and the Warrants), shall be false or misleading in any material respect when made and the breach of which has a material adverse effect on the rights of the Holder with respect to this Debenture, the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement or the Warrants; or

(f) Receiver or Trustee. The Company or any Subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed; or

(g) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any "significant Subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Company, or the Company or any Significant Subsidiary shall otherwise be subject to a Bankruptcy Event; or

(h) Delisting of Common Stock. A Delisting Event (as defined below) occurs and remains uncured for a period of 10 Trading days, where a “Delisting Event” means that the Common Stock is not listed or traded with an Eligible Market; or

(i) Failure to Authorize and Reserve Common Stock. The Holder's Reserved Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Debenture and upon an exercise in full of the Warrants held by the Holder (without regard to any Beneficial Ownership Limitations on conversion set forth in Section 3(a)(ii) or otherwise or any analogous provisions of the Warrants), and such shortfall is not cured within ten (10) Business Days; or the Company shall fail, prior to May 1, 2009 to take all corporate action necessary to authorize and reserve an additional number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares, such that the number of shares of Common Stock that are authorized and reserved for issuance upon the conversion of the Debentures and upon the exercise of the Warrants is at least 150,000,000 shares or shall fail, prior to May 1, 2009, to have 150,000,000 shares of Common Stock authorized and reserved for issuance upon the conversion of the Debentures and upon the exercise of the Warrants.

(j) Legend Removal Failure. A Legend Removal Failure (as defined below) occurs and remains uncured for a period of fifteen (15) Business days, where “Legend Removal Failure” means a failure by the Company to issue Conversion Shares, Warrant Shares or Payment Shares without restrictive legends or to remove restrictive legends from Conversion Shares, Warrant Shares or Payment Shares when so required (or to withdraw any stop transfer instructions in respect thereof), in each case pursuant to Section 3(e) hereof, Section 6 of the Securities Purchase Agreement or otherwise pursuant to this Debenture, the Securities Purchase Agreement or any of the other Transaction Documents; or

(k) Corporate Existence; Major Transaction. The Company has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 4(d) or, if the Holder did not elect a Redemption Upon Major Transaction (if applicable), the Company has failed to meet the Assumption Requirements of Section 4(b) prior to effecting a Change of Entity Transaction; or

(l) Breach of Securities Issuance Restrictions, Limited Issuances, Rights of Participation or Securities Exchange Rights. A breach of any of Section 4(d)(i – v) of the Securities Purchase Agreement occurs; or

(m) Security; Impermissible Liens. Any security interest in the Collateral (as defined in the Security Agreement) ceases to be in effect or properly perfected as and when required by the terms of this Debenture or the Security Agreement, or the Company creates or suffers to exist any Lien upon any of its properties, except for Permitted Liens; or

(n) Failure to Comply With Dispute Resolution Procedures. The Company has failed to comply in good faith with the Dispute Resolution Procedures (as defined herein) or has failed to adjust the Conversion Price as required hereunder following a Dilutive Issuance, a Milestone Failure, or otherwise (after any applicable Dispute Resolution Procedure required herein), and such failure continues for an additional ten (10) days after the Holder provides written notice (a “Dispute Resolution Procedure Demand”) to the Company that such performance by the Company is required; or

(o) Cross-Default. A default in the payment when due on any Indebtedness of the Company in excess of $100,000, in the aggregate, not involving a legitimate business dispute as to the Company’s obligation to pay, which is not cured within ten (10) Business Days; or

(p) Failure to Perfect Security Interest. The Company shall fail to make all required filings or shall fail to take all other action necessary to fully perfect the Holders’ security interest in any issued or pending patents or trademarks in both (i) the United States and (ii) any other country where such patent or trademark is issued or pending, in each case within forty five (45) days of the date hereof (or, in the case of patents or trademarks filed or issued in the future, within thirty (30) days of the date of such future filing or issuance).

(q) Loss of Key Person. Sass Peress fails to devote substantially all of his professional time to the operations of the Company during any time that any Debenture or any portion thereof is outstanding.

(r) Failure to Make Timely Public Filings. The Company shall fail to Timely File any reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the 1934 Act. For purposes of this Agreement, “Timely Filed” shall mean that the applicable document was filed (i) within five (5) days of its original due date under the 1934 Act, or, (ii) if a request for an extension was timely filed in accordance with Section 12b-25 of the 1934 Act, by such extended due date.

(s) Operating Covenants. It shall be an event of Default if the Company’s revenues for the fiscal quarter ending April 30, 2009 are less than $1,500,000, or the Company’s revenues for the quarter ending July 31, 2009 are less than $2,000,000 or the Company’s EBITDA for the fiscal quarter ending July 31, 2009 is less than negative $125,000.

(t) Accounts Payable. The Company’s accounts payable balance shall have exceeded $1,750,000 at any time from now until the Maturity Date.

(u) Breach of Amendment Agreement. The Company breaches any material representation, warranty, covenant or other term or condition of the Amendment Agreement (the “Amendment Agreement”) by and between the Company and each of the Holders, dated on or about December 31, 2008, or of the Lockbox Agreement (as defined in the Amendment Agreement), in any material respect, and such breach is not cured within five (5) Trading Days of the date that such breach first occurred. The parties expressly agree and acknowledge that a failure by the Company to timely provide Lockbox Payment Instructions and Lockbox Invoices to any customer as required by the Amendment Agreement, or a failure to provide the Buyers with a copy of each Lockbox Payment Instruction and Lockbox invoice as required in the Amendment Agreement, shall each constitute an Event of Default hereunder.

Section 11.     Mandatory Redemption; Posting of Bond.

(a) Mandatory Redemption. The Company shall promptly notify the Holder, in writing, anytime the Company becomes aware of events which constitute an Event of Default. If any Events of Default shall occur then, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holders (the "Default Notice"), the Debenture shall become immediately due and payable and the Company shall pay to the Holder (a “Mandatory Redemption”), in full satisfaction of its obligations hereunder, an amount (such amount referred to herein as the "Default Amount" or the “Mandatory Redemption Amount”) equal to the greater of (i) and (ii) immediately below:

(i) the Mandatory Redemption Premium, multiplied by the sum (such sum of (x), plus (y), plus (z) immediately below shall be referred to herein as the "Default Conversion Sum") of

(x) the aggregate outstanding principal amount of this Debenture, PLUS

(y) all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the date of payment of the Default Amount (the "Default Payment Date"), PLUS

(z) all accrued and unpaid Liquidated Damages and other Required Cash Payments, if any,

and

(ii) the Conversion Value of the Default Conversion Sum to be prepaid, where ”Conversion Value” means

(x) the Default Conversion Sum divided by the Conversion Price in effect on the date that the Company pays the Default Amount;

MULTIPLIED BY

(y) the greater of (i) the Market Price (as defined herein) for the Common Stock on the Default Notice Date or (ii) the Market Price on the date that the Company pays the Default Amount.

Notwithstanding the occurrence of an Event of Default, Liquidated Damages and any other Required Cash Payments shall continue to accrue. Five (5) Business Days after the Company’s receipt of the Holder’s Default Notice (the “Default Amount Due Date”), the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Company fails to pay the Default Amount by the Default Amount Due Date, (i) the Conversion Price shall be permanently decreased (but not increased)(each, a “Default Adjustment”) on the first Trading Day of each calendar month thereafter (each a “Default Adjustment Date”) until the Default Amount is paid in full, to a price equal to the lesser of (x) 90% of the Conversion Price in effect on the first such Default Adjustment Date, or (y) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began and (ii) at any time thereafter, the Holder shall have the right at any time, and from time to time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“Default Conversion Notice”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue, in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the Default Amount (together with any Late Payment Fees accrued thereon), a number of shares (the “Default Shares”) of Common Stock, subject to the Beneficial Ownership Limitation then in effect, equal to the Specified Portion of the Default Amount (together with any accrued Late Payment Fees thereon) divided by the Conversion Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses. The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Conversion Notice to the Company (the “Default Share Delivery Deadline”).

To the extent redemptions required by this Section 11 are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Debenture submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the principal amount of the Debenture submitted for redemption by such Holder relative to the total principal amount of Debentures submitted for redemption by all Holders. The parties hereto agree that in the event of the Company's redemption of any portion of the Debenture under this Section 11, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Mandatory Redemption Amount due under this Section 11 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded. If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

Upon the payment in full of the Mandatory Redemption Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company (or, if applicable, shall submit a signed notice that such Debenture has been lost, stolen or destroyed). In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 11. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(b) Posting of Bond. In the event that any Event of Default occurs hereunder or any Event of Default occurs under any of the Transaction Documents (as defined in the Securities Purchase Agreement), then the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in an amount equal to the aggregate Surety Bond Value (as defined below) of all of the Holder’s Debenture and Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents (as defined in the Securities Purchase Agreement).

“Debenture Market Value” shall mean the outstanding principal amount of this Debenture, plus any accrued and unpaid Interest, Liquidated Damages and other Required Cash Payments, divided by the lowest Conversion Price in effect at any time during the period between the applicable Event of Default and the filing of the Surety Bond required by this subsection (the “Surety Bond Pricing Period”), all multiplied by the highest Closing Price during the Surety Bond Pricing Period.

“Surety Bond Value,” for each Debenture, shall mean 130% of the highest Debenture Market Value (as defined above) of each of the Holder’s Debenture and for each Warrant, shall mean 130% of the highest Black Scholes value (as defined in the Warrants) of each of the Holder’s Warrants (where, in each case, such highest market value represents the highest value determined during the period from the date of the subject Event of Default through the Trading Day preceding the date that such Surety Bond goes into effect).

(c) Injunction and Posting of Bond. In the event that the Event of Default referred to in subsection 11(b) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Debenture Conversion, Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Conversion of all or part of said Debenture shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(d) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Debentures for redemption or repayment as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Debentures (including the Holder) based on the principal amount of the Debentures submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

Section 12.     Holder’s Redemptions.

(a) Mechanics of Holder’s Redemptions. In the event that the Holder has sent a Major Transaction Redemption Notice to the Company pursuant to Section 4(d) or a Default Notice pursuant to Section 11(a), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Debenture to the Company. In the event of a redemption of less than all of the outstanding principal amount of this Debenture, the Company shall promptly cause to be issued and delivered to the Holder a new Debenture representing the outstanding principal amount which has not been redeemed.

(b) Warrants Detachable. Neither an MFN Exchange (as defined in the Securities Purchase Agreement) nor any Redemption of the Debenture shall have any effect on the Holder’s Warrants. The Warrants constitute a separate, detachable security from the Debentures. Notwithstanding any MFN Exchange or Redemption of the Debenture, the Holder shall retain all of its outstanding Warrants.

(c) Maximum Interest Rate. To the extent that the redemption premium for any Redemption is deemed to constitute a payment of interest under applicable law, the amount of such premium shall not exceed the maximum rate permitted by applicable law.

Section 13.     Late Payment Fees.

Any accrued amount under the Transaction Documents, whether principal, Interest, Liquidated Damages, a Redemption Amount, Default Amount, or otherwise, which is not paid when within three Business Days of the date due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen (18%) per annum or the maximum rate permitted by applicable law which shall accrued from the date such amount was due until the same is paid in full ("Late Payment Fees").

Section 14.     Liquidated Damages; Injunction.

(a) Payment of Liquidated Damages. The accrued Liquidated Damages for each Event of Failure shall be paid in cash on or before the fifth (5th) day of each month following a month in which Liquidated Damages accrued, PROVIDED that, at the option of the Holder (by written notice to the Company), if such payments are not paid within the time period specified, at the option of the Holder, such payments shall be added to the outstanding principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock at the applicable Conversion Price in accordance with the terms of this Debenture. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Liquidated Damages) for the Company's Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). Any shares of Common Stock issued upon Conversion of such amounts shall be Registrable Securities (as defined in the Registration Rights Agreement). The parties hereto acknowledge and agree that the sums payable as Liquidated Damages or pursuant to a Redemption shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length. Liquidated Damages are in addition to any other payments that are or become due hereunder, including but not limited to Interest Payments and any Shares that the Holder is entitled to receive upon Conversion of this Debenture.

(b) Maximum Rate of Interest. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

Section 15.     Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of Conversion Shares issuable upon any conversion of this Debenture, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and resolve such dispute in accordance with this section. In the case of a dispute as to the determination of the Closing Price, Closing Bid Price or the Volume Weighted Average Price or the arithmetic calculation of the Conversion Price, Conversion Price Adjustment, the amount of any Required Cash Payment amount, Interest or dividend calculation, or any redemption price, redemption amount, Default Amount or similar calculation, or the determination of whether or not a Dilutive Issuance, a Milestone Failure, any other event which would lead to an adjustment or the Conversion Price, or any issuance of Variable Equity Securities (as defined in the Securities Purchase Agreement) has occurred, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, Default Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Price, Closing Bid Price or the Volume Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, Conversion Price Adjustment or any redemption price, redemption amount or Default Amount to the Company’s independent, outside accountant or (c) the disputed facts regarding the occurrence of a Dilutive Issuance, Milestone Failure or issuance of Variable Equity Securities (or any other matter mentioned above which is not specifically required to be submitted to the investment bank or the accountant) to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Company) selected by the Company and approved by the Lead Investor as defined in the Securities Purchase Agreement). The Company, at the Company’s expense, shall cause the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”).

Section 16.     Miscellaneous.

(a) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b) Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company; and the address of the Company shall be as follows: Attn: Sass Peress, President, CEO & Chairman, ICP Solar Technologies, Inc. 7075 Place Robert-Joncas, Montreal H4M272, Phone: 514-270-5770. Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Major Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture or otherwise pursuant to the Transaction Documents, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(d) Amendments. Except as otherwise expressly provided herein, the Debentures, the Other Debentures, and any provision hereof or thereof may only be amended by an instrument in writing signed by the Required Holders.

(e) Assignability. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

(f) Payment of Collection, Enforcement and Other Costs. If (i) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Debenture, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(g) Governing Law; Equitable Relief. All questions concerning the construction, validity, enforcement and interpretation of this Debenture or the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(h) Certain Amounts. Whenever pursuant to this Debenture the Company is required to pay an amount in excess of the principal amount of the outstanding Debenture (or the portion thereof required to be paid at that time) plus accrued and unpaid Interest (including but not limited to any Liquidated Damages or other Required Cash Payments), the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon Conversion of this Debenture at a price in excess of the price paid for such Shares pursuant to this Debenture. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

(i) Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon Conversion of this Debenture shall be deemed to have been acquired at the time the Debenture was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Conversion of this Debenture shall be deemed to have commenced on the date this Debenture was issued.

(j) Purchase Agreement. By its acceptance of the Debenture, the Holder agrees to be bound by the applicable terms of the Securities Purchase Agreement.

(k) Notice of Corporate Events. Except as otherwise provided in this Debenture, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Company shall provide the Holder with prior notification of any meeting of the Company's shareholders (and copies of proxy materials and other information sent to shareholders). In the event the Company takes a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 16(k).

(l) Remedies. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Debenture or the Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debenture or the other Transaction Documents, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Debenture and the other Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

(m) Construction; Headings. This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

IN WITNESS WHEREOF, Company has caused the Amended and Restated Debenture to be signed in its name by its duly authorized officer this 17th day of September, 2009.

COMPANY:
ICP Solar Technologies, Inc.

By: __________________________________
Sass Peress, President, CEO & Chairman

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $__________in principal amount of the Debenture (defined herein) into shares of Common Stock, par value $0.00001 per share ("Common Stock"), of ICP Solar Technologies, Inc., a Nevada corporation (the "Company"), plus:
- $_________	in accrued and unpaid Interest Payments, plus
- $_________	in accrued and unpaid Liquidated Damages, plus
- $_________	in other Required Cash Payments (specify): ______________________________________________________

all according to the conditions of the convertible Debenture of the Company dated as of June 13, 2008 (the "Debenture"), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:______________________________
Account Number:_____________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _____________________________________________

Address: ___________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Debenture shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

(i) Date of Conversion:____________________________
Applicable Conversion Price:_______________________
Number of Shares of Common ______________________
Stock to be Issued Pursuant to (i): ___________________
Conversion of the Debenture:_______________________

(ii) Conversion of accrued and unpaid Interest Payments, in accrued and unpaid Liquidated Damages, and/or other Required Cash Payments:

______________________________________________________________

Signature: ______________________________________________________
Name: _________________________________________________________
Address: _______________________________________________________

Upon Conversion of the Debenture in accordance with the terms thereof, the Holder shall not be required to physically surrender the Debenture (or evidence of loss, theft or destruction thereof) to the Company unless all of the Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company promptly following the Conversion Date at issue. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than the third Business Days following receipt of the Notice of Conversion with respect to the Debenture(s) to be converted, and shall make payments pursuant to the Debenture for the number of Business Days such issuance and delivery is late.

SCHEDULE 6(g)
MILESTONES

Milestone Date	Milestone Goals
April 30, 2009	- 4 Quarter Trailing Revenues as reported in the Company’s public filings equal or exceed $13,000,000

- 4 Quarter Trailing Consolidated EBITDA as reported in the Company’s public filings equal or exceed $1,100,000

For purposes of the above, the following definitions shall apply:

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, and (E) any additional non-cash charges including but not limited to compensation expense and accretion.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) any tax refunds, net operating losses or other net tax benefits and (d) effects of discontinued operations.

“Consolidated Net Interest Expense” means, with respect to any Person, for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (excluding the interest component of any Capitalized Lease Obligations), less interest income determined on a consolidated basis and in accordance with GAAP.